UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): March 16, 2010


                           THE INTERGROUP CORPORATION
                ---------------------------------------------------
               (Exact name of registrant as specified in its charter)


        Delaware                      1-10324              13-3293645
----------------------------        ------------       -------------------
(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


  10940 Wilshire Blvd., Suite 2150, Los Angeles, California      90024
  ---------------------------------------------------------     --------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.


At the Fiscal 2009 Annual Meeting of Shareholders of The InterGroup Corporation (the "Company"), held on February 24, 2010, the Company's shareholders approved The InterGroup Corporation 2010 Omnibus Employee Incentive Plan (the "2010 Plan"). Following the Annual Meeting of Shareholders, the Board of Directors of the Company formally adopted the 2010 Plan.

Pursuant to, and consistent with, the terms of the 2010 Plan, the Compensation Committee of the Company authorized a grant of 100,000 stock options to the Company's Chairman, President and Chief Executive Officer, John V. Winfield, on March 16, 2010. The stock options have a term of ten years, expiring on March 15, 2020, with an exercise price of $10.30 per share. In accordance with the terms of the 2010 Plan, the exercise price was based on 100% of the fair market value of the Company's common stock as determined by reference to the closing price of the Company's common stock as reported on the NASDAQ Capital Market on the date of grant.

The stock options are subject to both time and performance based vesting requirements, each of which must be met before the options are fully vested and eligible to be exercised. Under the time vesting requirements, the options vest over a period of five years with 20,000 options vesting upon each one-year anniversary of the date of grant. Under the performance vesting requirements, options will vest in increments of 20,000 shares upon each increase of $2.00 or more in the fair market value of the Company's common stock above the exercise price of the options. To satisfy this performance requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter.



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE INTERGROUP CORPORATION

Dated: March 22, 2010                    By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Asst. Secretary and Counsel

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